INTERNAL REVENUE SERVICE
P. O. BOX 2508
CINCINNATI, OH 45201

DEPARTMENT OF THE TREASURY

Date: APR 11 2017

MARATHON PETROLEUM COMPANY LP
C/O MARATHON PETROLEUM COMPANY LP
DANIEL L MEEHAN III
539 SOUTH MAIN ST
FINDLAY, OH 45840

Employer Identification Number:
31-1537655
DLN:
17007049107026
Person to Contact:
MUKAI MAKAMURE ID# 31305
Contact Telephone Number:
(513) 263-4609
Plan Name:
MARATHON PETROLEUM THRIFT PLAN

Plan Number: 010

Dear Applicant:

Based on the information you provided, we are issuing this favorable determination letter for your plan listed above. However, our favorable determination only applies to the status of your plan under the Internal Revenue Code and is not a determination on the effect of other federal or local statutes. To use this letter as proof of the plan's status, you must keep this letter, the application forms, and all correspondence with us about your application.

Your determination letter does not apply to any qualification changes that become effective, any guidance issued, or any statutes enacted after the dates specified in the Cumulative List of Changes in Plan Requirements (the Cumulative List) for the cycle you submitted your application under, unless the new item was identified in the Cumulative List.

Your plan's continued qualification in its present form will depend on its effect in operation (Section 1.401-1(b)(3) of the Income Tax Regulations). We may review the status of the plan in operation periodically.

You can find more information on favorable determination letters in Publication 794, Favorable Determination Letter, including:

- The significance and scope of reliance on this letter,
- The effect of any elective determination request in your application materials,
- The reporting requirements for qualified plans, and
- Examples of the effect of a plan's operation on its qualified status.

MARATHON PETROLEUM COMPANY LP

12-23-15 & 12-17-15.

This determination letter also applies to the amendments dated on 12-15-15 & 07-31-15.

This determination letter also applies to the amendments dated on 12-19-14 & 12-05-14.

The information on the enclosed addendum is an integral part of this determination. Please be sure to read it and keep it with this letter.

If you submitted a Form 2848, Power of Attorney and Declaration of Representative, or Form 8821, Tax Information Authorization, with your application and asked us to send your authorized representative or appointee copies of written communications, we will send a copy of this letter to him or her.

If you have any questions, you can contact the person listed at the top of this letter.